Exhibit 99.1

Susquehanna Bancshares, Inc. Announces Second Quarter 2012 Results

Second Quarter Highlights

  GAAP EPS of $0.20 Including Merger-Related Expenses
  Net Interest Margin Improves to 4.10%
  Continued Improvement in Credit Quality Metrics
  Organic Loan Growth Continues for 4th Consecutive Quarter
  Third Quarter Dividend Increase to $0.06 Per Share

LITITZ, Pa.--(BUSINESS WIRE)--July 25, 2012--Susquehanna Bancshares, Inc. (Susquehanna) (NASDAQ: SUSQ) today announced that it earned net income applicable to common shareholders for the second quarter ended June 30, 2012 of $37.8 million, or $0.20 per diluted share, compared to net income applicable to common shareholders of $11.1 million for the second quarter of 2011, or $0.09 per diluted share. Net income for the first six months of 2012 was $61.3 million, or $0.34 per diluted share, compared with $20.8 million, or $0.16 per diluted share for the first six months of 2011.

“We continue to recognize the benefits of our recent acquisitions and improving credit and core operating performance,” stated William J. Reuter, Chairman and Chief Executive Officer. “We are pleased with the energy and momentum that we are taking into the second half of the year and remain very focused on executing our Main Street relationship banking strategy to achieve our objectives for 2012 and beyond.”

Linked Quarter Results (Second Quarter 2012 vs. First Quarter 2012)

  Loans and leases increased 0.5% from March 31, 2012 to $12.6 billion at June 30, 2012.
    Susquehanna originated a gross amount of $862 million in new loans and leases during the second quarter, an increase of 9.2% over the $790 million originated in the first quarter of 2012.
    Excluding real estate construction loans, loans and leases increased by $121.1 million, or 1.1%.
    Commercial loans increased 0.6%.
    Real estate – construction loans decreased 5.7%.
    Real estate secured – residential loans increased 0.6%.
    Real estate secured – commercial loans increased 0.3%.
    Consumer loans increased 3.8%.
    Leases increased 6.2%.
  Total deposits increased 1.0% from March 31, 2012 to $12.7 billion at June 30, 2012, as deposit growth was impacted by the anticipated runoff of deposits assumed in recent acquisitions, including higher cost money market accounts.
    Non-interest bearing demand deposits decreased 0.3%.
    Interest-bearing demand deposits decreased 1.3%.
    Savings deposits were generally flat.
    Time deposits increased 5.1%.
  Non-core items for the second quarter of 2012, after tax, were merger related expenses of $2.4 million, partially offset by net securities gains of $900 thousand.
  Net interest margin increased 16 basis points to 4.10% compared to 3.94% for the first quarter of 2011, resulting principally from the impact of purchase accounting in connection with the acquisition of Tower Bancorp, Inc. (“Tower”), together with a full quarter of the Tower loan and deposit portfolios and offset by compression at core Susquehanna.
  Non-interest income was $39.8 million for the second quarter of 2012, impacted by a full quarter of fees from the expanded customer base resulting from the Tower acquisition, as well as a 24% increase in mortgage banking income. Non-interest income for the quarter also includes pre-tax net securities gains of $1.4 million.
  Non-interest expense for the second quarter of 2012 increased to $121.5 million, as Susquehanna recognized a full quarter of expenses resulting from the Tower acquisition without yet realizing a full quarter of anticipated cost savings from the Tower acquisition or core Susquehanna expense initiatives. Non-interest expense also includes pre-tax merger related expenses of $3.3 million.

Linked Quarter Results (Second Quarter 2012 vs. First Quarter 2012) (Continued)

  The efficiency ratio for the second quarter of 2012 improved to 60.21% from 61.39% for the first quarter of 2012, in each case calculated after excluding pre-tax merger related expenses.
  Net charge-offs as a percentage of average loans and leases for the quarter ended June 30, 2012 was 0.65% compared to 0.44% for the first quarter of 2012. Non-performing assets as a percentage of loans, leases and foreclosed real estate owned decreased 9 basis points from March 31, 2012 to 1.26% at June 30, 2012. The provision for loan and lease losses for the quarter ended June 30, 2012 was $16.0 million, compared to $19.0 million for the quarter ended March 31, 2012. The allowance for loan and lease losses was $190.6 million at June 30, 2012, representing 1.51% of total loans and lease and 150% of nonaccrual loans and leases, compared to $194.7 million at March 31, 2012, representing 1.56% of total loans and leases and 146% of nonaccrual loans and leases.

Second Quarter Financial Results:

  Loans and leases increased 30.6% from June 30, 2011 to $12.6 billion at June 30, 2012.
    Susquehanna originated a gross amount of $862 in new loans and leases during the second quarter, an increase of 30.2% over the $662 originated during the same period in 2011.
    Growth in loans and leases consisted of:
      $630.3 million acquired through the acquisition of Abington Bancorp, Inc. (“Abington”);
      $2.0 billion acquired through the acquisition of Tower; and
      $343.9 million of internally-generated loan growth, resulting in internal growth in loans and leases of 3.6% for the trailing four quarters.
    Commercial loans increased 17.2%.
    Real estate - construction loans increased 20.9%.
    Real estate secured - residential loans increased 46.8%.
    Real estate secured - commercial loans increased 34.5%.
    Consumer loans increased 21.0%.
    Leases increased 5.8%.
  Total deposits increased 35.0% from June 30, 2011 to $12.7 billion at June 30, 2012.
    Growth in total deposits consisted of:
      $857.3 million of deposits assumed in the Abington acquisition;
      $2.0 billion of deposits assumed in the Tower acquisition; and
      $356.3 million in organic deposit growth, resulting in organic deposit growth of 3.8% for the trailing four quarters.
    Non-interest-bearing demand deposits increased 36.5%.
    Interest-bearing demand deposits increased 50.7%.
    Savings deposits increased 24.8%.
    Time deposits increased 20.8%.

Second Quarter Financial Results (Continued)

  Net interest margin increased 48 basis points to 4.10% compared to 3.62% for the second quarter of 2011, driven primarily by the balance sheet restructuring in the fourth quarter of 2011, purchase accounting in connection with the Tower acquisition, the addition of the Tower deposit and loan portfolios and continued core reduction in funding costs at Susquehanna.
  The efficiency ratio for the second quarter of 2012 improved to 60.21% from 68.26% in the second quarter of 2011, in each case calculated after excluding pre-tax merger related expenses.
  Net charge-offs as a percentage of average loans and leases for the quarter ended June 30, 2012 was 0.65% compared to 1.33% for the second quarter of 2011. Non-performing assets as a percentage of loans, leases and foreclosed real estate was 1.26% at June 30, 2012 compared to 2.26% at June 30, 2011. The provision for loan and lease losses for the quarter ended June 30, 2012 was $16.0 million, compared to $28.0 million for the quarter ended June 30, 2011. The allowance for loan and lease losses was $190.6 million at June 30, 2012, representing 1.51% of total loans and leases and 150% of nonaccrual loans and leases, compared to $189.3 million at June 30, 2011, representing 1.96% of total loans and leases and 99% of nonaccrual loans and leases.
  Return on average assets and average tangible equity (1) for the second quarter ended June 30, 2012 finished at 0.85% and 13.23%, respectively. This compared to results of 0.32% and 5.24% for the same measurements, respectively, for the second quarter of 2011.
  Return on average assets and average tangible equity(1) for the first six months of 2012 finished at 0.72% and 10.77%, respectively. This compared to results of 0.30% and 5.05% for the same measurements, respectively, for the first six months of 2011.

Second Quarter Financial Results (Continued)

  Susquehanna’s regulatory capital ratios are as follows:
		Management	Preliminary Minimum
	At June 30, 2012	Minimum Targets	Basel III Requirements*
Tangible Common Ratio(2)	7.64%	7.5%	N/A
Tier 1 Common Ratio	9.97%	8.0%	7.0%
Leverage Ratio	9.95%	6.0%	4.0%
Tier 1 Capital Ratio	12.63%	9.5%	8.5%
Total Risk-Based Capital Ratio	14.38%	11.5%	10.5%
* Includes proposed conservation buffers

(1) A non-GAAP-based financial measure. The most comparable GAAP-based measurement for return on average tangible equity is return on average equity. A reconciliation of the differences between non-GAAP-based and GAAP-based measurements can be found at the end of this release under the heading "Supplemental Reporting of Non-GAAP-Based Financial Measures."

(2) Includes deferred tax liability associated with intangibles of $49.4 million

Additional Events

  On July 18, 2012, Susquehanna’s Board of Directors declared a third quarter dividend of $0.06 per common share, payable August 20, 2012 to shareholders of record as of July 31, 2012. This represents a $0.01 increase from the second quarter dividend of $0.05 per share.
  In response to the release by federal banking agencies of a joint notice of proposed rulemaking that addresses, among other things, Basel III capital guidelines and the capital treatment of certain securities, Susquehanna is conducting a thorough review and analysis of its options for redeeming certain trust preferred and other capital securities.

Susquehanna will broadcast its second quarter 2012 results conference call over the Internet on July 26, 2012 at 11:00 a.m. Eastern time. The conference call will include management’s discussion of second quarter 2012 results. The discussion may also include forward-looking information and financial goals, including updates of previously disclosed financial goals. Investors will have the opportunity to listen to the conference call through a live broadcast on Susquehanna’s Web site. The event may be accessed by selecting "Investor Relations" near the top right of the home page then “Overview” and clicking on the second quarter webcast link. To listen to the live call, please go to the Web site at least fifteen minutes prior to the scheduled start time to download and install any necessary audio software. For those who are unable to listen to the live broadcast, an archived replay and podcast will be available on the Web site shortly after the call concludes.

Susquehanna is a financial services holding company with assets of approximately $18 billion. Headquartered in Lititz, Pa., Susquehanna provides banking and financial services at 260 branch locations in the mid-Atlantic region. Through Susquehanna Wealth Management, the company offers investment, fiduciary, brokerage, insurance, retirement planning, and private banking services, with approximately $7.5 billion in assets under management and administration. Susquehanna also operates an insurance brokerage and employee benefits company, a commercial finance company and a vehicle leasing company. Investor information may be requested through Susquehanna’s Web site at www.susquehanna.net.

This press release contains certain financial information determined by methods other than in accordance with GAAP. Susquehanna’s management uses these non-GAAP measures in its analysis of the company’s performance. These non-GAAP financial measures require management to make judgments about the exclusion of certain items, and if different judgments were made, the amounts reported would be different. These measures typically exclude the effects of intangibles and related amortization and include the tax benefit associated with revenue items that are tax-exempt. Disclosures regarding these non-GAAP financial measures are included in the accompanying financial information.

The presentation of these non-GAAP financial measures is intended to supplement investors’ understanding of Susquehanna’s core business activities. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

This release includes forward-looking statements as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various risks, uncertainties and other factors. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: ineffectiveness of Susquehanna’s business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations, including industry consolidation and development of competing financial products and services; interest rate movements; changes in credit quality; inability to achieve merger-related synergies; difficulties in integrating distinct business operations, including information technology difficulties; and deteriorating economic conditions, and other risks and uncertainties, including those detailed in Susquehanna’s filings with the Securities and Exchange Commission. Susquehanna encourages readers of this release to understand forward-looking statements to be strategic objectives rather than absolute targets of future performance. Forward-looking statements speak only as of the date they are made. Susquehanna does not intend to update publicly any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events except as required by law.

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

SUMMARY FINANCIAL INFORMATION
(Dollars in thousands, except per common share data)

			Six Months
	2Q12	2Q11	2012	2011
Balance Sheet (EOP)
Investments	$2,866,119	$2,615,203	$2,866,119	$2,615,203
Loans and leases	12,585,912	9,636,187	12,585,912	9,636,187
Allowance for loan & lease losses (ALLL)	190,628	189,292	190,628	189,292
Total assets	18,040,009	14,157,744	18,040,009	14,157,744
Deposits	12,690,524	9,402,515	12,690,524	9,402,515
Short-term borrowings	648,675	635,183	648,675	635,183
Federal Home Loan Bank (FHLB) borrowings	1,015,724	1,115,517	1,015,724	1,115,517
Other long-term debt	678,282	683,867	678,282	683,867
Shareholders' equity	2,544,730	2,022,902	2,544,730	2,022,902

Stated book value per common share	13.67	15.55	13.67	15.55
Tangible book value per common share	6.59	7.50	6.59	7.50

Average Balance Sheet
Investments	$2,704,232	$2,473,101	$2,625,820	$2,475,425
Loans and leases	12,527,713	9,620,320	11,969,652	9,602,309
Total earning assets	15,332,806	12,171,868	14,699,194	12,156,630
Total assets	17,799,678	14,035,708	17,037,226	14,000,922
Deposits	12,471,296	9,341,761	11,912,917	9,292,581
Other short-term borrowings	726,309	667,856	684,218	707,588
Federal Home Loan Bank (FHLB) borrowings	1,082,293	1,115,754	1,033,794	1,108,100
Other long-term debt	686,492	690,573	680,107	695,522
Shareholders' equity	2,537,250	2,000,395	2,442,788	1,992,024

Income Statement
Net interest income	$152,670	$106,086	$286,792	$211,109
Provision for loan and lease losses	16,000	28,000	35,000	63,000
Noninterest income	39,811	37,054	79,326	74,521
Noninterest expense	121,475	101,157	241,830	197,039
Income before taxes	55,006	13,983	89,288	25,591
Provision for income taxes	17,213	2,928	28,022	4,775
Net income	37,793	11,055	61,266	20,816
Basic earnings per common share	0.20	0.09	0.34	0.16
Diluted earnings per common share	0.20	0.09	0.34	0.16
Cash dividends paid per common share	0.05	0.02	0.08	0.03

Asset Quality
Net charge-offs (NCOs)	$20,102	$31,941	$32,472	$65,542

Nonaccrual loans & leases	$127,250	$190,733	$127,250	$190,733
Foreclosed real estate	31,302	27,953	31,302	27,953
Total nonperforming assets (NPAs)	$158,552	$218,686	$158,552	$218,686

Restructured loans	$66,777	$62,143	$66,777	$62,143
Loans & leases 90 days past due	11,203	18,268	11,203	18,268

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

			Six Months
RATIO ANALYSIS	2Q12	2Q11	2012	2011

Credit Quality
NCOs / Average loans & leases	0.65%	1.33%	0.55%	1.38%
NPAs / Loans & leases + foreclosed real estate	1.26%	2.26%	1.26%	2.26%
ALLL / Nonaccrual loans & leases	149.81%	99.24%	149.81%	99.24%
ALLL / Total loans & leases	1.51%	1.96%	1.51%	1.96%

Capital Adequacy
Equity / Assets	14.11%	14.29%	14.11%	14.29%
Long-term debt / Equity	26.65%	33.81%	26.65%	33.81%

Profitability
Return on average assets	0.85%	0.32%	0.72%	0.30%
Return on average equity	5.99%	2.22%	5.04%	2.11%
Return on average tangible equity (2)	13.23%	5.24%	10.77%	5.05%
Net interest margin	4.10%	3.62%	4.03%	3.62%
Efficiency ratio (1)	60.21%	68.26%	60.77%	66.77%

(1) Excludes Merger related expenses
(2) Supplemental Reporting of Non-GAAP-based Financial Measures-Return on average tangible equity

Return on average tangible equity is a non-GAAP-based financial measure calculated using non-GAAP-based amounts. The most directly comparable measure is return on average equity which is calculated using GAAP-based amounts. We calculate return on average tangible equity by excluding the balance of intangible assets and their related amortization expense from our calculation of return on average equity. Management uses the return on average tangible equity in order to review our core operating results. Management believes that this is a better measure of our performance. In addition, this is consistent with the treatment by bank regulatory agencies, which excludes goodwill and other intangible assets from the calculation of risk-based capital ratios. A reconciliation of return on average equity to return on average tangible equity is set forth below.

			Six Months
	2Q12	2Q11	2012	2011
Return on average equity (GAAP basis)	5.99%	2.22%	5.04%	2.11%
Effect of excluding average intangible assets
and related amortization	7.24%	3.02%	5.73%	2.94%
Return on average tangible equity	13.23%	5.24%	10.77%	5.05%

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	June 30,	December 31,	June 30,
	2012	2011	2011
	(in thousands, except share data)
Assets
Cash and due from banks	$412,282	$276,384	$211,953
Unrestricted short-term investments	31,239	55,761	29,135
Cash and cash equivalents	443,521	332,145	241,088
Interest-bearing deposits held by consolidated variable interest entities that can be
used only to settle obligations of the consolidated variable interest entities	5,485	5,015	4,946
Restricted short-term investments	67,650	60,910	48,660
Securities available for sale	2,719,186	2,295,034	2,491,644
Restricted investment in bank stocks	146,933	128,073	123,559
Loans and leases, net of deferred costs and fees	12,409,181	10,257,161	9,431,453
Loans held by consolidated variable interest entities that can be used only to settle
obligations of the consolidated variable interest entities	176,731	190,769	204,734
Less: Allowance for loan and lease losses	190,628	188,100	189,292
Net loans and leases	12,395,284	10,259,830	9,446,895
Premises and equipment, net	193,404	168,382	165,161
Other real estate and foreclosed assets	37,220	41,716	29,426
Accrued interest receivable	41,274	36,820	35,084
Bank-owned life insurance	449,023	405,296	358,967
Goodwill	1,269,205	1,018,031	1,018,031
Intangible assets with finite lives	47,831	29,081	29,779
Deferred income tax assets	47,914	6,344	4,873
Other assets	176,079	188,112	159,631
Total assets	$18,040,009	$14,974,789	$14,157,744
Liabilities and Shareholders' Equity
Deposits:
Demand	$1,940,990	$1,569,811	$1,421,947
Interest-bearing demand	5,423,198	4,439,488	3,598,052
Savings	1,007,157	868,709	807,117
Time	2,441,902	2,157,282	2,052,626
Time of $100 or more	1,877,277	1,255,182	1,522,773
Total deposits	12,690,524	10,290,472	9,402,515
Federal Home Loan Bank short-term borrowings	900,000	900,000	400,000
Other short-term borrowings	648,675	613,306	635,183
Federal Home Loan Bank long-term borrowings	115,724	71,020	715,517
Other long-term debt	200,298	176,030	176,034
Junior subordinated debentures	346,393	323,317	323,125
Long-term debt of consolidated variable interest entities for which creditors do not
have recourse to Susquehanna's general credit	131,591	157,379	184,708
Accrued interest, taxes, and expenses payable	83,102	50,670	48,343
Deferred income tax liabilities	0	25,827	41,020
Other liabilities	378,972	177,140	208,397
Total liabilities	15,495,279	12,785,161	12,134,842
Shareholders' equity:
Common stock, $2.00 par value, 400,000,000 shares authorized. Issued:
186,423,824 at June 30, 2012; 157,067,887 at December 31, 2011;
and 130,070,101 at June 30, 2011	372,848	314,136	260,140
Treasury stock, at cost. 202,883 at June 30, 2012; 200,748 at December 31, 2011;
and 2,527 at June 30, 2011	(1,282)	(1,263)	(24)
Additional paid-in capital	1,643,474	1,397,152	1,298,109
Retained earnings	572,818	525,657	498,881
Accumulated other comprehensive loss, net of taxes of $24,126; $25,863; and $18,925	(43,128)	(46,054)	(34,204)
Total shareholders' equity	2,544,730	2,189,628	2,022,902
Total liabilities and shareholders' equity	$18,040,009	$14,974,789	$14,157,744

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	(in thousands, except per share data)
Interest Income:
Loans and leases, including deferred costs and fees	$166,149	$127,199	$314,504	$253,998
Securities:
Taxable	12,956	15,026	25,748	30,706
Tax-exempt	3,621	4,034	7,383	7,985
Dividends	1,098	996	2,095	2,018
Short-term investments	35	23	65	52
Total interest income	183,859	147,278	349,795	294,759
Interest Expense:
Deposits:
Interest-bearing demand and savings	5,623	5,624	11,670	11,436
Time	11,407	14,109	23,433	29,290
Federal Home Loan Bank short-term borrowings	3,157	3,030	6,057	5,338
Other short-term borrowings	2,179	1,837	4,301	3,734
Federal Home Loan Bank long-term borrowings	302	7,799	360	15,883
Other long-term debt	8,521	8,793	17,182	17,969
Total interest expense	31,189	41,192	63,003	83,650
Net interest income	152,670	106,086	286,792	211,109
Provision for loan and lease losses	16,000	28,000	35,000	63,000
Net interest income, after provision for loan and lease losses	136,670	78,086	251,792	148,109
Noninterest Income:
Service charges on deposit accounts	8,583	8,077	16,257	15,833
Vehicle origination and servicing fees	2,226	1,996	4,150	3,899
Asset management fees	7,359	7,125	14,432	14,286
Income from fiduciary-related activities	2,539	1,853	5,162	3,688
Commissions on brokerage, life insurance and annuity sales	2,399	2,356	4,306	4,610
Commissions on property and casualty insurance sales	3,930	3,468	8,987	7,453
Other commissions and fees	4,800	6,518	9,443	12,506
Income from bank-owned life insurance	1,631	1,149	3,103	2,255
Net gain on sale of loans and leases	4,396	2,419	8,146	6,470
Net realized gain on sales of securities	1,361	1,060	1,746	2,930
Total other-than-temporary impairment, net of recoveries	4,676	(2,380)	1,970	(4,366)
Portion of recognized in other comprehensive income
(before taxes)	(4,676)	1,767	(2,114)	1,521
Net impairment losses recognized in earnings	0	(613)	(144)	(2,845)
Other	587	1,646	3,738	3,436
Total noninterest income	39,811	37,054	79,326	74,521
Noninterest Expenses:
Salaries and employee benefits	64,524	53,412	122,482	104,404
Occupancy	11,725	8,861	22,536	18,516
Furniture and equipment	4,309	3,239	7,926	6,305
Advertising and marketing	3,287	3,139	6,341	5,486
FDIC insurance	4,769	5,406	9,947	8,787
Legal fees	1,907	1,862	3,960	3,936
Amortization of intangible assets	3,402	2,133	5,916	4,296
Vehicle lease disposal	1,745	2,620	3,580	5,057
Merger related	3,318	952	14,797	1,487
Other	22,489	19,533	44,345	38,765
Total noninterest expenses	121,475	101,157	241,830	197,039
Income before income taxes	55,006	13,983	89,288	25,591
Provision for income taxes	17,213	2,928	28,022	4,775
Net Income	$37,793	$11,055	$61,266	$20,816
Earnings per common share:
Basic	$0.20	$0.09	$0.34	$0.16
Diluted	$0.20	$0.09	$0.34	$0.16
Cash dividends per common share	$0.05	$0.02	$0.08	$0.03
Average common shares outstanding:
Basic	187,616	129,761	179,471	129,744
Diluted	188,301	129,832	180,156	129,826

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY

Interest rates and interest differential-taxable equivalent basis

	Three Months Ended			Three Months Ended
	June 30, 2012			June 30, 2011
	Average			Average
(Dollars in thousands)	Balance	Interest	Rate (%)	Balance	Interest	Rate (%)
Assets
Short-term investments	$100,861	$35	0.14	$78,447	$23	0.12
Investment securities:
Taxable	2,329,950	14,054	2.43	2,064,971	16,022	3.11
Tax-exempt	374,282	5,571	5.99	408,130	6,206	6.10
Total investment securities	2,704,232	19,625	2.92	2,473,101	22,228	3.61
Loans and leases, (net):
Taxable	12,148,763	162,812	5.39	9,315,101	124,424	5.36
Tax-exempt	378,950	5,134	5.45	305,219	4,270	5.61
Total loans and leases	12,527,713	167,946	5.39	9,620,320	128,694	5.37

Total interest-earning assets	15,332,806	187,606	4.92	12,171,868	150,945	4.97
Allowance for loan and lease losses	(190,095)			(200,983)
Other non-earning assets	2,656,967			2,064,823

Total assets	$17,799,678			$14,035,708

Liabilities
Deposits:
Interest-bearing demand	$5,479,962	5,292	0.39	$3,652,558	5,324	0.58
Savings	1,004,829	332	0.13	806,682	300	0.15
Time	4,064,876	11,406	1.13	3,500,813	14,109	1.62
Other short-term borrowings	726,309	2,179	1.21	667,856	1,837	1.10
FHLB borrowings	1,082,293	3,459	1.29	1,115,754	10,829	3.89
Long-term debt	686,492	8,522	4.99	690,573	8,793	5.11

Total interest-bearing liabilities	13,044,761	31,190	0.96	10,434,236	41,192	1.58
Demand deposits	1,921,629			1,381,708
Other liabilities	296,038			219,369

Total liabilities	15,262,428			12,035,313

Equity	2,537,250			2,000,395

Total liabilities & shareholders' equity	$17,799,678			$14,035,708

Net interest income / yield on
average earning assets		$156,416	4.10		$109,753	3.62
1.	Average loan balances include non accrual loans.
2.	Tax-exempt income has been adjusted to a tax-equivalent basis using a marginal tax rate of 35%.
3.

For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY

Interest rates and interest differential-taxable equivalent basis

	Six Months Ended			Six Months Ended
	June 30, 2012			June 30, 2011
	Average			Average
(Dollars in thousands)	Balance	Interest	Rate (%)	Balance	Interest	Rate (%)
Assets
Short-term investments	$103,722	$65	0.13	$78,896	$52	0.13
Investment securities:
Taxable	2,248,264	27,844	2.49	2,072,186	32,724	3.18
Tax-exempt	377,556	11,358	6.05	403,239	12,285	6.14
Total investment securities	2,625,820	39,202	3.00	2,475,425	45,009	3.67
Loans and leases, (net):
Taxable	11,606,955	308,032	5.34	9,303,458	248,532	5.39
Tax-exempt	362,697	9,957	5.52	298,851	8,409	5.67
Total loans and leases	11,969,652	317,989	5.34	9,602,309	256,941	5.40

Total interest-earning assets	14,699,194	357,256	4.89	12,156,630	302,002	5.01
Allowance for loan and lease losses	(190,700)			(196,125)
Other non-earning assets	2,528,732			2,040,417

Total assets	$17,037,226			$14,000,922

Liabilities
Deposits:
Interest-bearing demand	$5,235,126	11,009	0.42	$3,669,649	10,843	0.60
Savings	967,164	661	0.14	793,655	593	0.15
Time	3,905,863	23,433	1.21	3,468,520	29,290	1.70
Other short-term borrowings	684,218	4,301	1.26	707,588	3,734	1.06
FHLB borrowings	1,033,794	6,417	1.25	1,108,100	21,221	3.86
Long-term debt	680,107	17,182	5.08	695,522	17,969	5.21

Total interest-bearing liabilities	12,506,272	63,003	1.01	10,443,034	83,650	1.62
Demand deposits	1,804,764			1,360,757
Other liabilities	283,402			205,107

Total liabilities	14,594,438			12,008,898

Equity	2,442,788			1,992,024

Total liabilities & shareholders' equity	$17,037,226			$14,000,922

Net interest income / yield on
average earning assets		$294,253	4.03		$218,352	3.62

1.	Average loan balances include non accrual loans.
2.	Tax-exempt income has been adjusted to a tax-equivalent basis using a marginal tax rate of 35%.
3.

For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

Loans and Leases
(Dollars in thousands)

	Total Loans and Leases
	06/30/12		12/31/11		06/30/11
Commercial, financial, and agricultural	$2,101,561		$1,871,027		$1,793,490
Real estate - construction	936,996		829,221		775,096
Real estate secured - residential	3,970,115		3,212,562		2,704,802
Real estate secured - commercial	4,034,109		3,136,887		2,999,986
Consumer	805,490		722,329		665,602
Leases	737,641		675,904		697,211
Total loans and leases	$12,585,912		$10,447,930		$9,636,187

	Nonaccrual Loans and Leases
	06/30/12	03/31/12	12/31/11	09/30/11	06/30/11
Commercial, financial, and agricultural	$16,076	$20,616	$14,385	$14,421	$18,219
Real estate - construction	25,985	30,644	37,727	37,487	44,305
Real estate secured - residential	31,723	33,137	41,922	41,238	51,047
Real estate secured - commercial	52,296	47,423	61,497	65,377	73,346
Consumer	263	505	0	0	0
Leases	907	1,164	947	1,576	3,816
Total nonaccrual loans and leases	$127,250	$133,489	$156,478	$160,099	$190,733

	Restructured Loans
	06/30/12	03/31/12	12/31/11	09/30/11	06/30/11
Commercial, financial, and agricultural	$9,130	$9,547	$12,181	$11,820	$14,387
Real estate - construction	3,979	3,980	3,902	0	0
Real estate secured - residential	16,494	15,167	17,634	13,389	12,734
Real estate secured - commercial	36,671	42,883	38,565	36,974	34,874
Consumer	503	504	570	148	148
Total restructured loans	$66,777	$72,081	$72,852	$62,331	$62,143

	Net Charge-offs (Recoveries)
	2Q 2012	1Q 2012	4Q 2011	3Q 2011	2Q 2011
Commercial, financial, and agricultural	$7,145	$2,108	$1,557	$5,322	$9,138
Real estate - construction	4,987	2,830	8,484	6,489	6,352
Real estate secured - residential	2,553	3,652	2,641	5,262	5,042
Real estate secured - commercial	4,485	2,271	10,897	5,612	10,467
Consumer	53	928	503	(99)	67
Leases	879	581	778	746	875
Total net charge-offs	$20,102	$12,370	$24,860	$23,332	$31,941

CONTACT:
Susquehanna Bancshares, Inc.
INVESTOR RELATIONS:
Carl D. Lundblad, Senior Vice President
717-625-6207
or
MEDIA RELATIONS:
Stephen Trapnell, Director of Communication Strategies
717-625-6548